Exhibit 23.1

PRICEWATERHOUSECOOPERS [LOGO]

                                                 PricewaterhouseCoopers LLP
                                                          800 Market Street
                                                        St. Louis, MO 63101
                                                   Telephone (314) 206 8500


                          CONSENT OF INDEPENDENT ACCOUNTANTS
                          ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 1998, which appears on page 49 of the 1997 Annual Report to Shareholders of Anheuser-Busch Companies, Inc. and which is incorporated by reference in Anheuser-Busch Companies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of such Annual Report on Form 10-K.

/s/PRICEWATERHOUSECOOPERS LLP
   PRICEWATERHOUSECOOPERS LLP


St. Louis, Missouri
November 10, 1998